                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A

     AMENDMENT TO CURRENT REPORT ON FORM 8-K FOR REPORT DATED MAY 18, 1999

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




                           New World Publishing, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    Colorado
--------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)


        0-23365                                           84-1290152
------------------------                       ---------------------------------
(Commission File Number)                       (IRS Employer Identification No.)


11872 La Grange Ave., 2nd Floor, Los Angeles                        CA 90025
--------------------------------------------------------------------------------
(Address of principal executive offices)                           (Zip Code)


Registrant's telephone number, including area code:  (877)  733-1333
--------------------------------------------------------------------

              The Registrant has previously filed its Current Report on Form 8-K, dated May 18, 1999, without certain financial information required by Item 7 of such Form 8-K. The Registrant hereby amends the Current Report on Form 8-K to file such financial information. Item 7, subparagraph (a) of the Report dated May 18, 1999, is hereby amended to read as follows:

ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
-------      -------------------------------------------------------------------

                    (a) Report of Singer Lewak Greenbaum & Goldstein LLP., Independent Public Accountants.

                             Consolidated Balance Sheets as of March 31, 1999 (audited) and as of June 30, 1999 (unaudited)

                             Consolidated Statements of Operations for the period from July 20, 1998 (inception) to March 31, 1999 (audited), for the three months ended June 30, 1999, and for the period from July 20, 1998 to June 30, 1999 (unaudited).

                             Consolidated Statement of Shareholders'
                             Equity for the period from July 20, 1998 to March 31, 1999 (audited) and for the three months ended June 30, 1999 (unaudited).

                             Consolidated Statements of Cash Flows for the period from July 20, 1998 to March 31, 1999 (audited), for the three months ended June 30, 1999, and for the period from July 20, 1998 to June 30, 1999 (unaudited).

                             Notes to Consolidated Financial Statements.


ITEM 8.       CHANGE IN FISCAL YEAR
-------       ---------------------

              As of May 18, 1999, the Board of Directors of the Registrant determined to change its fiscal year end from its current fiscal year end of January 31 to March 31. The Registrant is adopting the fiscal year end of Communications Television, Inc., ("CTV") which was acquired by the Registrant as of May 18, 1999. The transaction has been treated as a recapitalization of CTV, with CTV as the accounting acquirer (reverse acquisition). The Registrant will file a report on Form 10-QSB for the three months period ended June 30, 1999.

                                   SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 1 , 1999                          NEW WORLD PUBLISHING, INC.



                                                By: /S/ David Baeza
                                                    ----------------------------
                                                    David Baeza
                                                    Chief Executive Officer and
                                                    President

                           NEW WORLD PUBLISHING, INC.
                                 AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                        CONSOLIDATED FINANCIAL STATEMENTS
                        FOR THE PERIOD FROM JULY 20, 1998
                        (INCEPTION) TO MARCH 31, 1999 AND
                           FOR THE THREE MONTHS ENDED
                            JUNE 30, 1999 (UNAUDITED)

                                       NEW WORLD PUBLISHING, INC. AND SUBSIDIARY
                                                   (A DEVELOPMENT STAGE COMPANY)
                                                                        CONTENTS
                                    MARCH 31, 1999 AND JUNE 30, 1999 (UNAUDITED)
--------------------------------------------------------------------------------


                                                                          Page

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                          1

FINANCIAL STATEMENTS

       Consolidated Balance Sheets                                        2 - 3

       Consolidated Statements of Operations                                4

       Consolidated Statements of Shareholders' Equity                      5

       Consolidated Statements of Cash Flows                              6 - 7

       Notes to Consolidated Financial Statements                         8 - 19

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors and Shareholders
New World Publishing, Inc.

We have audited the accompanying consolidated balance sheet of New World Publishing, Inc. (a development stage company) and subsidiary as of March 31, 1999, and the related consolidated statements of operations, shareholders' equity, and cash flows for the period from July 20, 1998 (inception) to March 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of New World Publishing, Inc. and subsidiary as of March 31, 1999, and the consolidated results of their operations and their consolidated cash flows for the period from July 20, 1998 (inception) to March 31, 1999 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company incurred a net loss of $1,689,222 during the period from July 20, 1998 (inception) to March 31, 1999, and it had negative cash flows from operations of $995,091. These factors, among others, as discussed in Note 2 to the financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
July 8, 1999


                                                                                           NEW WORLD PUBLISHING, INC. AND SUBSIDIARY
                                                                                                       (A DEVELOPMENT STAGE COMPANY)
                                                                                                         CONSOLIDATED BALANCE SHEETS
                                                                                        MARCH 31, 1999 AND JUNE 30, 1999 (UNAUDITED)

------------------------------------------------------------------------------------------------------------------------------------

                                     ASSETS

                                                                                   March 31,           June 30,
                                                                                     1999                1999
                                                                                ---------------    ----------------
                                                                                                      (unaudited)
CURRENT ASSETS
     Cash and cash equivalents                                                  $      127,654     $       238,937
     Note receivable                                                                    45,000                   -
     Due from related parties                                                            9,383              35,975
     Deferred financing costs                                                          303,685             638,820
     Prepaid services                                                                   59,375              62,790
     Prepaid expenses and other current assets                                          17,918              38,700
                                                                                ---------------    ----------------

         Total current assets                                                          563,015           1,015,222

FURNITURE AND EQUIPMENT, net                                                            10,682              24,103
                                                                                ---------------    ----------------

                      TOTAL ASSETS                                              $      573,697     $     1,039,325
                                                                                ===============    ================




   The accompanying notes are an integral part of these financial statements.


                                                                                           NEW WORLD PUBLISHING, INC. AND SUBSIDIARY
                                                                                                       (A DEVELOPMENT STAGE COMPANY)
                                                                                             CONSOLIDATED BALANCE SHEETS (CONTINUED)
                                                                                        MARCH 31, 1999 AND JUNE 30, 1999 (UNAUDITED)

------------------------------------------------------------------------------------------------------------------------------------

                      LIABILITIES AND SHAREHOLDERS' EQUITY

                                                                                   March 31,           June 30,
                                                                                     1999                1999
                                                                                ---------------    ----------------
                                                                                                      (unaudited)
CURRENT LIABILITIES
     Accounts payable                                                           $       50,923     $        46,592
     Accrued expenses                                                                   27,577              21,201
     Notes payable                                                                     370,000             370,000
                                                                                ---------------    ----------------

         Total current liabilities                                                     448,500             437,793

CONVERTIBLE PROMISSORY NOTES                                                                 -             500,000
                                                                                ---------------    ----------------

              Total liabilities                                                        448,500             937,793
                                                                                ---------------    ----------------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
     Preferred stock, no par value
         10,000,000 shares authorized
         1,072,505 and 0 shares (unaudited) issued and
              outstanding                                                              742,550                   -
     Common stock, $0.0001 par value
         100,000,000 shares authorized
         20,743,258 and 22,376,667 (unaudited) shares issued
              and outstanding                                                            2,074               2,237
     Additional paid-in capital                                                      1,069,795           2,875,682
     Deficit accumulated during the development stage                               (1,689,222)         (2,776,387)
                                                                                ---------------    ----------------

                  Total shareholders' equity                                           125,197             101,532
                                                                                ---------------    ----------------

                      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                $      573,697     $     1,039,325
                                                                                ===============    ================





   The accompanying notes are an integral part of these financial statements.

                                                                                           NEW WORLD PUBLISHING, INC. AND SUBSIDIARY
                                                                                                       (A DEVELOPMENT STAGE COMPANY)
                                                                                               CONSOLIDATED STATEMENTS OF OPERATIONS
                                                                    FOR THE PERIOD FROM JULY 20, 1998 (INCEPTION) TO MARCH 31, 1999,
                                                                           FOR THE THREE MONTHS ENDED JUNE 30, 1999 (UNAUDITED), AND
                                                          FOR THE PERIOD FROM JULY 20, 1998 (INCEPTION) TO JUNE 30, 1999 (UNAUDITED)

------------------------------------------------------------------------------------------------------------------------------------

                                                                    For the           For the           For the
                                                                 Period from           Three          Period from
                                                                July 20, 1998          Months        July 20, 1998
                                                                  (Inception)          Ended          (Inception)
                                                                 to March 31,          June 30,       to June 30,
                                                                      1999              1999              1999
                                                                ----------------  ----------------  ----------------
                                                                                     (unaudited)      (unaudited)
OPERATING EXPENSES
   General and administrative                                   $     1,249,388   $       698,999   $     1,948,387
   Consulting - related parties                                         193,150           120,000           313,150
                                                                ----------------  ----------------  ----------------

     Total operating expenses                                         1,442,538           818,999         2,261,537
                                                                ----------------  ----------------  ----------------

LOSS FROM OPERATIONS                                                 (1,442,538)         (818,999)       (2,261,537)
                                                                ----------------  ----------------  ----------------

OTHER INCOME (EXPENSE)
   Interest expense                                                    (247,376)         (270,680)         (518,056)
   Interest income                                                          692             2,514             3,206
                                                                ----------------  ----------------  ----------------

     Total other income (expense)                                      (246,684)         (268,166)         (514,850)
                                                                ----------------  ----------------  ----------------

NET LOSS                                                        $    (1,689,222)  $    (1,087,165)  $    (2,776,387)
                                                                ================  ================  ================

BASIC LOSS PER SHARE                                            $         (0.09)  $         (0.05)  $         (0.14)
                                                                ================  ================  ================

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING                           19,613,949        21,519,678        20,166,620
                                                                ================  ================  ================







   The accompanying notes are an integral part of these financial statements.


                                                                                           NEW WORLD PUBLISHING, INC. AND SUBSIDIARY
                                                                                                       (A DEVELOPMENT STAGE COMPANY)
                                                                                     CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                                                    FOR THE PERIOD FROM JULY 20, 1998 (INCEPTION) TO MARCH 31, 1999,
                                                                            AND FOR THE THREE MONTHS ENDED JUNE 30, 1999 (UNAUDITED)

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                           Deficit
                                                                                                          Accumulated
                                                                                               Additional During the
                                                 Preferred Stock           Common Stock          Paid-In  Development
                                              Shares       Amount       Shares      Amount       Capital     Stage          Total
                                            ----------- -----------  ----------- -----------  ----------- ------------  ------------

BALANCE, JULY 20, 1998                               -  $        -            -  $        -   $        -   $        -   $         -
INITIAL CAPITALIZATION                                                3,356,500         336         (336)                         -
PREFERRED STOCK ISSUED FOR CASH              1,072,505     924,500                                                          924,500
OFFERING COSTS                                            (181,950)                                                        (181,950)
OPTIONS ISSUED FOR SERVICES RENDERED                                                             464,975                    464,975
COMMON STOCK ISSUED FOR
   Notes receivable from founders                                    15,994,648       1,599        5,295                      6,894
   Deferred financing costs                                           1,102,087         110      474,890                    475,000
   Services rendered                                                    290,023          29      124,971                    125,000
NET LOSS                                                                                                   (1,689,222)   (1,689,222)
                                            ----------- -----------  ----------- -----------  ----------- ------------  ------------

BALANCE, MARCH 31, 1999                      1,072,505     742,550   20,743,258       2,074    1,069,795   (1,689,222)      125,197
PREFERRED STOCK ISSUED FOR CASH (unaudited)    549,303     473,500                                                          473,500
OPTIONS ISSUED FOR SERVICES RENDERED
   (unaudited)                                                                                    35,000                     35,000
INTEREST FROM FIXED CONVERSION FEATURES
   (unaudited)                                                                                   550,000                    550,000
COMMON STOCK ISSUED FOR
   Conversion of preferred stock (unaudited)(1,621,808)  1,216,050)   1,621,808         162    1,215,888                          -
   Deferred financing costs (unaudited)                                  11,601           1        4,999                      5,000
NET LOSS (unaudited)                                                                                       (1,087,165)   (1,087,165)
                                            ----------- -----------  ----------- -----------  ----------- ------------  ------------

       BALANCE, JUNE 30, 1999 (UNAUDITED)            - $         -   22,376,667  $    2,237   $2,875,682  $(2,776,387)  $   101,532
                                            =========== ===========  =========== ===========  =========== ============  ============





   The accompanying notes are an integral part of these financial statements.
                                       5

                                                                                           NEW WORLD PUBLISHING, INC. AND SUBSIDIARY
                                                                                                       (A DEVELOPMENT STAGE COMPANY)
                                                                                               CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                                    FOR THE PERIOD FROM JULY 20, 1998 (INCEPTION) TO MARCH 31, 1999,
                                                                           FOR THE THREE MONTHS ENDED JUNE 30, 1999 (UNAUDITED), AND
                                                          FOR THE PERIOD FROM JULY 20, 1998 (INCEPTION) TO JUNE 30, 1999 (UNAUDITED)

------------------------------------------------------------------------------------------------------------------------------------

                                                                    For the           For the           For the
                                                                 Period from           Three          Period from
                                                                July 20, 1998          Months        July 20, 1998
                                                                  (Inception)          Ended          (Inception)
                                                                 to March 31,          June 30,       to June 30,
                                                                      1999              1999              1999
                                                                ----------------  ----------------  ----------------
                                                                                     (unaudited)      (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                     $    (1,689,222)  $    (1,087,165)  $    (2,776,387)
   Adjustments to reconcile net loss to net cash
     used in operating activities
       Depreciation                                                       6,634             2,949             9,583
       Amortization                                                     223,940           141,740           365,680
       Interest charges on convertible promissory
         notes                                                                -           137,500           137,500
       Issuance of stock for services rendered                          125,000                 -           125,000
       Issuance of options for services rendered                        464,975            35,000           499,975
   (Increase) decrease in
     Deferred financing costs                                           (37,000)          (50,000)          (87,000)
     Prepaid services                                                   (75,000)                -           (75,000)
     Prepaid expenses                                                   (17,918)          (33,572)          (51,490)
   Increase (decrease) in
     Accounts payable                                                    50,923            (4,331)           46,592
     Accrued expenses                                                    27,577            (6,376)           21,201
                                                                ----------------  ----------------  ----------------

Net cash used in operating activities                                  (920,091)         (864,255)       (1,784,346)
                                                                ----------------  ----------------  ----------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of furniture and equipment                                  (17,316)          (16,370)          (33,686)
   Disbursement on note receivable                                      (45,000)                -           (45,000)
   Repayment of note receivable                                               -            45,000            45,000
   Repayments from related parties                                            -             6,894             6,894
   Payments to related parties                                           (2,489)          (33,486)          (35,975)
                                                                ----------------  ----------------  ----------------

Net cash used in investing activities                                   (64,805)            2,038           (62,767)
                                                                ----------------  ----------------  ----------------





   The accompanying notes are an integral part of these financial statements.


                                                                                           NEW WORLD PUBLISHING, INC. AND SUBSIDIARY
                                                                                                       (A DEVELOPMENT STAGE COMPANY)
                                                                                   CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
                                                                    FOR THE PERIOD FROM JULY 20, 1998 (INCEPTION) TO MARCH 31, 1999,
                                                                           FOR THE THREE MONTHS ENDED JUNE 30, 1999 (UNAUDITED), AND
                                                          FOR THE PERIOD FROM JULY 20, 1998 (INCEPTION) TO JUNE 30, 1999 (UNAUDITED)

------------------------------------------------------------------------------------------------------------------------------------

                                                                    For the           For the           For the
                                                                 Period from           Three          Period from
                                                                July 20, 1998          Months        July 20, 1998
                                                                  (Inception)          Ended          (Inception)
                                                                 to March 31,          June 30,       to June 30,
                                                                      1999              1999              1999
                                                                ----------------  ----------------  ----------------
                                                                                     (unaudited)      (unaudited)
CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from notes payable                                  $       370,000   $             -   $       370,000
   Proceeds from convertible promissory notes                                 -           500,000           500,000
   Proceeds from preferred stock, net                                   742,550           473,500         1,216,050
                                                                ----------------  ---------------   ----------------

Net cash provided by financing activities                             1,112,550           973,500         2,086,050
                                                                ----------------  ----------------  ----------------

Net increase in cash and cash equivalents                               127,654           111,283           238,937

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                -           127,654                 -
                                                                ----------------  ----------------  ----------------

CASH AND CASH EQUIVALENTS, END OF PERIOD                        $       127,654   $       238,937   $       238,937
                                                                ================  ================  ================


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

   INTEREST PAID                                                $        54,547   $        12,250   $        66,797
                                                                ================  ================  ================


SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
During the period from July 20, 1998 (inception) to March 31, 1999 and the three months ended June 30, 1999, the Company issued 1,102,087 shares and 11,601 shares (unaudited), respectively, of common stock valued at $475,000 and $5,000 (unaudited), respectively, to the holders of the notes payable as additional financing costs.

During the period form July 20, 1998 (inception) to March 31, 1999, the Company issued 174,014 shares of common stock valued at $75,000 to a third party for services rendered in connection with the issuance of the preferred stock and 116,009 shares of common stock valued at $50,000 to a third party for services rendered.

During the period form July 20, 1998 (inception) to March 31, 1999, the Company issued 15,994,648 shares of common stock valued at $6,894 to founders of the Company in exchange for notes receivable. These notes were repaid on June 30, 1999.



   The accompanying notes are an integral part of these financial statements.

                                       NEW WORLD PUBLISHING, INC. AND SUBSIDIARY
                                                   (A DEVELOPMENT STAGE COMPANY)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE PERIOD FROM JULY 20, 1998 (INCEPTION) TO MARCH 31, 1999,
                       FOR THE THREE MONTHS ENDED JUNE 30, 1999 (UNAUDITED), AND FOR THE PERIOD FROM JULY 20, 1998 (INCEPTION) TO JUNE 30, 1999 (UNAUDITED) (THE INFORMATION WITH RESPECT TO THE THREE MONTHS ENDED JUNE 30, 1999 AND
       THE PERIOD FROM JULY 20, 1998 (INCEPTION) TO JUNE 30, 1999 IS UNAUDITED.)

--------------------------------------------------------------------------------


NOTE 1 - DESCRIPTION OF BUSINESS

         New World Publishing, Inc. ("New World"), a Colorado publicly-traded corporation, is in the design and development stage of becoming an Internet service provider that will offer local dial-up Internet access nationwide to 81 cities through the use of its network of 96 points of presence. New World also plans to develop, market, and operate Internet communities or portals, including one for senior citizens and one for pre-teens. New World will acquire subscribers through the use of television advertising, Internet advertising, direct mail, and telemarketing campaigns. New World's revenue streams will be generated from monthly subscriber fees, monthly web-hosting service fees, and portal advertising fees. New World is also planning to use direct response television marketing techniques, combined with toll-free interactive audio text services to create a membership program. The primary products will be club memberships, telecommunication products, and live operator consultations.

         Communications Television, Inc. ("CTV") was formed under the laws of California on July 20, 1998. On May 18, 1999, New World entered into an Agreement and Plan of Reorganization whereby it acquired all of the outstanding common stock of CTV in exchange for an aggregate of 19,020,167 shares of newly issued common stock. For accounting purposes, the transaction has been treated as a recapitalization of CTV, with CTV as the accounting acquirer (reverse acquisition), and has been accounted for in a manner similar to a pooling of interests. The operations of New World have been included with those of the CTV from the acquisition date.

         New World was incorporated in Colorado on December 28, 1994. New World had minimal assets and liabilities at the date of the acquisition and did not have significant operations prior to the acquisition. Therefore, no pro forma information is presented. Since this was the first year of operations for CTV, it has selected March 31 as its fiscal year end.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Principles of Consolidation
         ---------------------------
         The consolidated financial statements include the accounts of New World Publishing, Inc. and its wholly-owned subsidiary, CTV (collectively, the "Company"). All intercompany accounts and transactions have been eliminated.

                                       NEW WORLD PUBLISHING, INC. AND SUBSIDIARY
                                                   (A DEVELOPMENT STAGE COMPANY)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE PERIOD FROM JULY 20, 1998 (INCEPTION) TO MARCH 31, 1999,
                       FOR THE THREE MONTHS ENDED JUNE 30, 1999 (UNAUDITED), AND FOR THE PERIOD FROM JULY 20, 1998 (INCEPTION) TO JUNE 30, 1999 (UNAUDITED) (THE INFORMATION WITH RESPECT TO THE THREE MONTHS ENDED JUNE 30, 1999 AND
       THE PERIOD FROM JULY 20, 1998 (INCEPTION) TO JUNE 30, 1999 IS UNAUDITED.)

--------------------------------------------------------------------------------


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Basis of Presentation
         ---------------------
         The accompanying financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the Company as a going concern. However, during the period from July 20, 1998 (inception) to March 31, 1999, the Company incurred a net loss of $1,689,222, and it had negative cash flows from operations of $995,091. These factors raise substantial doubt about the Company's ability to continue as a going concern.

         Recovery of the Company's assets is dependent upon future events, the outcome of which is indeterminable. Successful completion of the Company's development program and its transition to the attainment of profitable operations is dependent upon the Company achieving a level of sales adequate to support the Company's cost structure. In addition, realization of a major portion of the assets in the accompanying balance sheet is dependent upon the Company's ability to meet its financing requirements and the success of its plans to sell products. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

         Management plans to achieve a level of sales adequate to support the Company's cost structure. The Company believes that its subscription base will grow considerably once its Internet service provider network infrastructure has been launched and aggressive advertising can begin.

         Estimates
         ---------
         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Cash and Cash Equivalents
         -------------------------
         For the purpose of the statements of cash flows, the Company considers all highly-liquid investments purchased with original maturities of three months or less to be cash equivalents.

                                       NEW WORLD PUBLISHING, INC. AND SUBSIDIARY
                                                   (A DEVELOPMENT STAGE COMPANY)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE PERIOD FROM JULY 20, 1998 (INCEPTION) TO MARCH 31, 1999,
                       FOR THE THREE MONTHS ENDED JUNE 30, 1999 (UNAUDITED), AND FOR THE PERIOD FROM JULY 20, 1998 (INCEPTION) TO JUNE 30, 1999 (UNAUDITED) (THE INFORMATION WITH RESPECT TO THE THREE MONTHS ENDED JUNE 30, 1999 AND
       THE PERIOD FROM JULY 20, 1998 (INCEPTION) TO JUNE 30, 1999 IS UNAUDITED.)

--------------------------------------------------------------------------------


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Furniture and Equipment
         -----------------------
         Furniture and equipment are recorded at cost, less accumulated depreciation and amortization. Depreciation and amortization are provided using the straight-line method over estimated useful lives as follows:

                  Furniture and fixtures                          5 years
                  Office equipment                           5 to 7 years
                  Leasehold improvements                        13 months

         Maintenance and minor replacements are charged to expense as incurred. Gains and losses on disposals are included in the results of operations. Leasehold improvements are amortized over the lease period or the useful life of the asset, whichever is shorter.

         Deferred Offering Costs
         -----------------------
         Amounts paid for costs associated with an anticipated private placement of common stock are capitalized and will be recorded as a reduction to additional paid-in capital upon the completion of the private placement. In the event the private placement is not successful, the deferred offering costs will be charged to expense.

         Development Stage Enterprise
         ----------------------------
         The Company is a development stage company as defined in Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises." The Company is devoting substantially all of its present efforts to establish a new business, and its planned principal operations have not yet commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

         Loss per Share
         --------------
         During the period from July 20, 1998 (inception) to March 31, 1999, the Company adopted SFAS No. 128, "Earnings per Share." Basic loss per share is computed by dividing the loss available to common shareholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Because the Company has incurred net losses, basic and diluted loss per share are the same.

                                       NEW WORLD PUBLISHING, INC. AND SUBSIDIARY
                                                   (A DEVELOPMENT STAGE COMPANY)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE PERIOD FROM JULY 20, 1998 (INCEPTION) TO MARCH 31, 1999,
                       FOR THE THREE MONTHS ENDED JUNE 30, 1999 (UNAUDITED), AND FOR THE PERIOD FROM JULY 20, 1998 (INCEPTION) TO JUNE 30, 1999 (UNAUDITED) (THE INFORMATION WITH RESPECT TO THE THREE MONTHS ENDED JUNE 30, 1999 AND
       THE PERIOD FROM JULY 20, 1998 (INCEPTION) TO JUNE 30, 1999 IS UNAUDITED.)

--------------------------------------------------------------------------------


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Income Taxes
         ------------
         The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes, if applicable, represents the tax payable for the period and the change during the period in deferred tax assets and liabilities.

         Stock Options
         -------------
         SFAS No. 123, "Accounting for Stock-Based Compensation," establishes and encourages the use of the fair value based method of accounting for stock-based compensation arrangements under which compensation cost is determined using the fair value of stock-based compensation determined as of the date of grant and is recognized over the periods in which the related services are rendered. The statement also permits companies to elect to continue using the current implicit value accounting method specified in Accounting Principles Bulletin ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," to account for stock-based compensation. The Company has elected to use the implicit value based method and has disclosed the pro forma effect of using the fair value based method to account for its stock-based compensation.

         Impairment of Long-Lived Assets
         -------------------------------
         The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to future net cash flows expected to be generated by the assets. If the assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount exceeds the fair value of the assets. To date, no impairment has occurred.

                                       NEW WORLD PUBLISHING, INC. AND SUBSIDIARY
                                                   (A DEVELOPMENT STAGE COMPANY)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE PERIOD FROM JULY 20, 1998 (INCEPTION) TO MARCH 31, 1999,
                       FOR THE THREE MONTHS ENDED JUNE 30, 1999 (UNAUDITED), AND FOR THE PERIOD FROM JULY 20, 1998 (INCEPTION) TO JUNE 30, 1999 (UNAUDITED) (THE INFORMATION WITH RESPECT TO THE THREE MONTHS ENDED JUNE 30, 1999 AND
       THE PERIOD FROM JULY 20, 1998 (INCEPTION) TO JUNE 30, 1999 IS UNAUDITED.)

--------------------------------------------------------------------------------


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Comprehensive Income
         --------------------
         For the period from July 20, 1998 (inception to March 31, 1999, the Company adopted SFAS No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting comprehensive income and its components in a financial statement. Comprehensive income as defined includes all changes in equity (net assets) during a period from non-owner sources. Examples of items to be included in comprehensive income, which are excluded from net income, include foreign currency translation adjustments and unrealized gains and losses on available-for-sale securities. Comprehensive income is not presented in the Company's financials statements since the Company did not have any of the items of comprehensive income in any period presented.

         Fair Value of Financial Instruments
         -----------------------------------
         The Company measures its financial assets and liabilities in accordance with generally accepted accounting principles. For certain of the Company's financial instruments, including cash and cash equivalents, note receivable, accounts payable, and accrued expenses, the carrying amounts approximate fair value due to their short maturities. The amounts shown for notes payable also approximate fair value because current interest rates offered to the Company for debt of similar maturities are substantially the same or the difference is immaterial.


NOTE 3 - CASH AND CASH EQUIVALENTS

         The Company maintains cash balances at financial institutions located in California. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. Uninsured balances aggregated to $405,270 and $189,376 (unaudited) at March 31, 1999 and June 30, 1999, respectively. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.


NOTE 4 - NOTE RECEIVABLE

         The note receivable bears interest at prime (7.75% at March 31, 1999), plus 1%. Principal and interest were paid at maturity on June 30, 1999.

                                       NEW WORLD PUBLISHING, INC. AND SUBSIDIARY
                                                   (A DEVELOPMENT STAGE COMPANY)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE PERIOD FROM JULY 20, 1998 (INCEPTION) TO MARCH 31, 1999,
                       FOR THE THREE MONTHS ENDED JUNE 30, 1999 (UNAUDITED), AND FOR THE PERIOD FROM JULY 20, 1998 (INCEPTION) TO JUNE 30, 1999 (UNAUDITED) (THE INFORMATION WITH RESPECT TO THE THREE MONTHS ENDED JUNE 30, 1999 AND
       THE PERIOD FROM JULY 20, 1998 (INCEPTION) TO JUNE 30, 1999 IS UNAUDITED.)

--------------------------------------------------------------------------------


NOTE 5 - DUE FROM RELATED PARTIES

         Due from related parties represents amounts advanced by the Company to various officers and employees, as well as notes receivable from certain officers and employees for the purchase of founders' shares of the Company. These amounts are non-interest bearing and have no stated maturity dates.


NOTE 6 - FURNITURE AND EQUIPMENT

         Furniture and equipment consisted of the following:
                                                                                   March 31,           June 30,
                                                                                     1999                1999
                                                                                ---------------    ----------------
                                                                                                      (unaudited)

                  Furniture and fixtures                                        $          518     $         3,177
                  Office equipment                                                       7,513              21,224
                  Leasehold improvements                                                 9,285               9,285
                                                                                ---------------    ----------------

                                                                                        17,316              33,686
                  Less accumulated depreciation and amortization                         6,634               9,583
                                                                                ---------------    ----------------

                      TOTAL                                                     $       10,682     $        24,103
                                                                                ===============    ================

         Depreciation and amortization expense for the period from July 20, 1998 (inception) to March 31, 1999 and for the three months ended June 30, 1999 was $6,634 and $2,949 (unaudited), respectively.


NOTE 7 - NOTES PAYABLE

         Notes payable consisted of the following:
                                                                                   March 31,           June 30,
                                                                                     1999                1999
                                                                                ---------------    ----------------
                                                                                                      (unaudited)
                  Notes payable, interest at 10%, unsecured.
                      The notes are due on October 1, 1999.                     $      370,000     $       370,000
                  Less current portion                                                 370,000             370,000
                                                                                ---------------    ----------------

                           LONG-TERM PORTION                                    $            -     $             -
                                                                                ===============    ================

                                       NEW WORLD PUBLISHING, INC. AND SUBSIDIARY
                                                   (A DEVELOPMENT STAGE COMPANY)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE PERIOD FROM JULY 20, 1998 (INCEPTION) TO MARCH 31, 1999,
                       FOR THE THREE MONTHS ENDED JUNE 30, 1999 (UNAUDITED), AND FOR THE PERIOD FROM JULY 20, 1998 (INCEPTION) TO JUNE 30, 1999 (UNAUDITED) (THE INFORMATION WITH RESPECT TO THE THREE MONTHS ENDED JUNE 30, 1999 AND
       THE PERIOD FROM JULY 20, 1998 (INCEPTION) TO JUNE 30, 1999 IS UNAUDITED.)

--------------------------------------------------------------------------------


NOTE 7 - NOTES PAYABLE (Continued)

         During the period from July 20, 1998 (inception) to March 31, 1999 and the three months ended June 30, 1999, the Company issued 1,102,087 and 11,601 shares, respectively, of common stock valued at $475,000 and $5,000, respectively, to the holders of these notes payable. The value of the shares is considered to be an additional financing cost and is being amortized over the life of the notes.


NOTE 8 - CONVERTIBLE PROMISSORY NOTES

         On May 31, 1999, the Company entered into a Subscription Agreement for ten, 10% Convertible Promissory Notes (the "Notes") for $50,000 each. The Company incurred offering costs of $50,000 in connection with the issuance of the Notes. Interest is due on each Note on January 1 and July 1. Principal and any unpaid interest are due on May 31, 2001 if the Notes have not been converted prior to such date by either party to the Notes. The holders of the Notes have the option to convert the Notes at the earlier of the effective date of a registration statement or 120 days from the date of the Notes. The Notes are convertible at the lesser of $2.50 or 75% of the average closing bid price of the Company's common stock for the five trading days prior to conversion.

         In accordance with generally accepted accounting principles, the difference between the conversion price of $2.50 and the Company's stock price on the date of issuance of the Notes is considered to be interest expense and is recognized in the statement of operations during the period from the issuance of the debt to the time at which the debt first becomes convertible. In connection with the issuance of the Notes, the Company recorded deferred financing costs of $550,000 as a current asset and interest expense of $137,500 in the accompanying statement of operations for the three months ended June 30, 1999.


NOTE 9 - COMMITMENTS AND CONTINGENCIES

         Leases
         ------
         The Company leases its corporate offices under a one-year operating lease agreement that expires July 1, 1999. Rent expense was $44,000 and $16,845 (unaudited) for the period from July 20, 1998 (inception) to March 31, 1999 and for the three months ended June 30, 1999, respectively.

                                       NEW WORLD PUBLISHING, INC. AND SUBSIDIARY
                                                   (A DEVELOPMENT STAGE COMPANY)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE PERIOD FROM JULY 20, 1998 (INCEPTION) TO MARCH 31, 1999,
                       FOR THE THREE MONTHS ENDED JUNE 30, 1999 (UNAUDITED), AND FOR THE PERIOD FROM JULY 20, 1998 (INCEPTION) TO JUNE 30, 1999 (UNAUDITED) (THE INFORMATION WITH RESPECT TO THE THREE MONTHS ENDED JUNE 30, 1999 AND
       THE PERIOD FROM JULY 20, 1998 (INCEPTION) TO JUNE 30, 1999 IS UNAUDITED.)

--------------------------------------------------------------------------------


NOTE 9 - COMMITMENTS AND CONTINGENCIES (Continued)

         Leases (Continued)
         ------------------
         The Company has entered into a three-year lease, commencing September 1, 1999 for new corporate offices. Monthly rent under this agreement will be $8,715.

         The Company leases a vehicle under a three-year operating lease agreement. Rent expense for the period from July 20, 1998 (inception) to March 31, 1999 and for the three months ended June 30, 1999 was $2,082 and $2,176 (unaudited), respectively.

         Future minimum lease payments under these leases are as follows:

                  Year Ending
                    March 31,
                  -----------

                      2000                                          $    67,502
                      2001                                              111,077
                      2002                                              109,994
                      2003                                               43,575
                                                                    ------------

                           TOTAL                                    $   332,148
                                                                    ============


NOTE 10 - SHAREHOLDERS' EQUITY

         Preferred Stock
         ---------------
         The Company has 10,000,000 authorized shares of no par value preferred stock. The preferred stock may be issued in series, from time to time, with such designations, rights, preferences, and limitations as the Board of Directors may determine by resolution. During the period from July 20, 1998 (inception) to March 31, 1999 and the three months ended June 30, 1999, the Company issued 1,072,505 and 549,303 shares (unaudited), respectively, valued at $924,500 and $473,500 (unaudited), respectively, in a private placement. The Company incurred offering costs of $181,950 related to the sale of the preferred stock. This preferred stock was converted into common stock at the time of the reverse merger.

                                       NEW WORLD PUBLISHING, INC. AND SUBSIDIARY
                                                   (A DEVELOPMENT STAGE COMPANY)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE PERIOD FROM JULY 20, 1998 (INCEPTION) TO MARCH 31, 1999,
                       FOR THE THREE MONTHS ENDED JUNE 30, 1999 (UNAUDITED), AND FOR THE PERIOD FROM JULY 20, 1998 (INCEPTION) TO JUNE 30, 1999 (UNAUDITED) (THE INFORMATION WITH RESPECT TO THE THREE MONTHS ENDED JUNE 30, 1999 AND
       THE PERIOD FROM JULY 20, 1998 (INCEPTION) TO JUNE 30, 1999 IS UNAUDITED.)

--------------------------------------------------------------------------------



NOTE 10 - SHAREHOLDERS' EQUITY (Continued)

         Common Stock
         ------------
         During the period from July 20, 1998 (inception) to March 31, 1999, the Company issued 15,994,648 shares of common stock as founders' shares.

         Stock Options
         -------------
         During the period from July 20, 1998 (inception) to March 31, 1999 and the three months ended June 30, 1999, the Company granted 1,235,498 and 81,206 non-qualified stock options, respectively, to certain employees and non-employees that may be exercised at prices ranging between $0.04 and $0.43 per share. These options vested immediately upon the date of issuance and expire five years from the date of grant.

         The following table summarizes certain information relative to stock options:

                                                                                                     Weighted-
                                                                                                      Average
                                                                                                      Exercise
                                                                                    Shares              Price
                                                                                ---------------    ---------------
                  Outstanding, July 20, 1998                                                 -     $            -
                  Granted                                                            1,235,498     $         0.11
                                                                                ---------------

                  Outstanding, March 31, 1999                                        1,235,498     $         0.11
                  Granted (unaudited)                                                   81,206     $         0.28
                                                                                ---------------

                    OUTSTANDING, JUNE 30, 1999 (UNAUDITED)                           1,316,704     $         0.12
                                                                                ===============

                    EXERCISABLE, MARCH 31, 1999                                      1,235,498     $         0.11
                                                                                ===============

                                       NEW WORLD PUBLISHING, INC. AND SUBSIDIARY
                                                   (A DEVELOPMENT STAGE COMPANY)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE PERIOD FROM JULY 20, 1998 (INCEPTION) TO MARCH 31, 1999,
                       FOR THE THREE MONTHS ENDED JUNE 30, 1999 (UNAUDITED), AND FOR THE PERIOD FROM JULY 20, 1998 (INCEPTION) TO JUNE 30, 1999 (UNAUDITED) (THE INFORMATION WITH RESPECT TO THE THREE MONTHS ENDED JUNE 30, 1999 AND
       THE PERIOD FROM JULY 20, 1998 (INCEPTION) TO JUNE 30, 1999 IS UNAUDITED.)

--------------------------------------------------------------------------------


NOTE 10 - SHAREHOLDERS' DEFICIT (CONTINUED)

         Stock Options (Continued)
         -------------------------
         The weighted-average life of the options outstanding and exercisable at March 31, 1999 is 3.31 years. The exercise prices for the options outstanding at March 31, 1999 ranged from $0.04 to $0.43, and information relating to these options is as follows:

                                                                                         Weighted-
                                                                                          Average
                        Range of           Stock Options         Stock Options           Remaining
                   Exercise Prices          Outstanding            Exercisable        Contractual Life
                   ---------------        --------------        --------------        ----------------
                   $   0.04 - 0.22            1,142,690             1,142,690              3.23 years
                   $          0.43               92,808                92,808              4.29 years
                                          --------------        --------------

                                              1,235,498             1,235,498
                                          ==============        ==============

         The Company has adopted the disclosure-only provisions of SFAS No. 123. Accordingly, no compensation cost other than that required to be recognized by APB Opinion No. 25 for the difference between the fair value of the Company's common stock at the grant date and the exercise price of the options has been recognized. Had compensation cost for the Company's stock option plan been determined based on the fair value at the grant date for awards consistent with the provisions of SFAS No. 123, the Company's net loss and loss per share for the period from July 20, 1998 (inception) to March 31, 1999 would have been increased to the pro forma amounts indicated below:

                  Net loss as reported                            $  (1,689,222)
                  Net loss, pro forma                             $  (3,030,933)
                  Basic loss per share as reported                $       (0.09)
                  Basic loss per share, pro forma                 $       (0.15)

         The fair value of these options was estimated at the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions for the period from July 20, 1998 (inception) to March 31, 1999: dividend yield of 0%, expected volatility of 100%, risk-free interest rate of 5.2%, and expected life of five years. The weighted-average exercise price was $0.11 at March 31, 1999.

                                       NEW WORLD PUBLISHING, INC. AND SUBSIDIARY
                                                   (A DEVELOPMENT STAGE COMPANY)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE PERIOD FROM JULY 20, 1998 (INCEPTION) TO MARCH 31, 1999,
                       FOR THE THREE MONTHS ENDED JUNE 30, 1999 (UNAUDITED), AND FOR THE PERIOD FROM JULY 20, 1998 (INCEPTION) TO JUNE 30, 1999 (UNAUDITED) (THE INFORMATION WITH RESPECT TO THE THREE MONTHS ENDED JUNE 30, 1999 AND
       THE PERIOD FROM JULY 20, 1998 (INCEPTION) TO JUNE 30, 1999 IS UNAUDITED.)

--------------------------------------------------------------------------------


NOTE 10 - SHAREHOLDERS' DEFICIT (Continued)

         Stock Options (Continued)
         -------------------------
         For options granted during the period from July 20, 1998 (inception) to March 31, 1999 where the exercise price was less than the stock price at the date of the grant, the weighted-average fair value of such options was $1.96, and the weighted-average exercise price of such options was $0.11. No options were issued during the period from July 20, 1998 (inception) to March 31, 1999 where the exercise price was equal to or exceeded the stock price at the date of the grant.

         The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.


NOTE 11 - INCOME TAXES

         As of March 31, 1999, the Company had approximately $1,689,000 in net operating loss carryforwards that may be offset against future taxable income. No provision for income taxes for the period from July 20, 1998 (inception) to March 31, 1999 and the three months ended June 30, 1999 is required, except for minimum state taxes, since the Company incurred losses during such periods. The deferred income tax benefit of the loss carryforward is the only significant deferred income tax asset or liability of the Company and has been offset by a valuation allowance of the same amount since management does not believe the recoverability of this deferred tax asset during the next fiscal year is more likely than not. Accordingly, no deferred income tax benefit has been recognized in these financial statements.


NOTE 12 - RELATED PARTY TRANSACTIONS

         During the period from July 20, 1998 (inception) to March 31, 1999, the Company received notes receivable for $6,894 from certain officers and employees as payment for the founders' shares issued to them. These notes were repaid on June 30, 1999.

                                       NEW WORLD PUBLISHING, INC. AND SUBSIDIARY
                                                   (A DEVELOPMENT STAGE COMPANY)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE PERIOD FROM JULY 20, 1998 (INCEPTION) TO MARCH 31, 1999,
                       FOR THE THREE MONTHS ENDED JUNE 30, 1999 (UNAUDITED), AND FOR THE PERIOD FROM JULY 20, 1998 (INCEPTION) TO JUNE 30, 1999 (UNAUDITED) (THE INFORMATION WITH RESPECT TO THE THREE MONTHS ENDED JUNE 30, 1999 AND
       THE PERIOD FROM JULY 20, 1998 (INCEPTION) TO JUNE 30, 1999 IS UNAUDITED.)

--------------------------------------------------------------------------------


NOTE 12 - RELATED PARTY TRANSACTIONS (Continued)

         During the period from July 20, 1998 (inception) to March 31, 1999 and the three months ended June 30, 1999, the Company paid $79,250 and $10,000 (unaudited), respectively, to a director for consulting services rendered.

         During the period from July 20, 1998 (inception) to March 31, 1999 and the three months ended June 30, 1999, the Company paid $113,900 and $110,000 (unaudited), respectively, to a company whose owner is a director of the Company for business management services rendered.


NOTE 13 - YEAR 2000 ISSUE

         The Company is conducting a comprehensive review of its computer systems to identify the systems that could be affected by the Year 2000 Issue and is developing an implementation plan to resolve the Issue.

         The Issue is whether computer systems will properly recognize date-sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail. The Company is dependent on computer processing in the conduct of its business activities.

         Based on the review of the computer systems, management does not believe the cost of implementation will be material to the Company's financial position and results of operations.


NOTE 14 - SUBSEQUENT EVENTS

         Subsequent to June 30, 1999, the Company acquired 96 points of presence valued at approximately $1,125,000 that it will use to offer Internet access in 81 cities in the United States in exchange for 300,000 shares of restricted common stock.